     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1998

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             F.Y.I. INCORPORATED(R)
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                       75-2560895
       (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                      Identification Number)
                                                              ED H. BOWMAN, JR.
                                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                             F.Y.I. INCORPORATED
       3232 MCKINNEY AVENUE, SUITE 900                 3232 MCKINNEY AVENUE, SUITE 900
             DALLAS, TEXAS 75204                             DALLAS, TEXAS 75204
                (214) 953-7555                                  (214) 953-7555
 (Address, including zip code, and telephone       (Name, address, including zip code, and
 number, including area code, of registrant's     telephone number, including area code, of
         principal executive offices)                         agent for service)

                             ---------------------

                                           Copy to:
          MARGOT T. LEBENBERG, ESQ.
VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL            CHRISTOPHER T. JENSEN, ESQ.
             F.Y.I. INCORPORATED                         MORGAN, LEWIS & BOCKIUS LLP
       3232 MCKINNEY AVENUE, SUITE 900                         101 PARK AVENUE
             DALLAS, TEXAS 75204                           NEW YORK, NEW YORK 10178
                (214) 953-7555                                  (212) 309-6000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE           AGGREGATE             AMOUNT OF
SECURITIES TO BE REGISTERED         REGISTERED           PER UNIT            OFFERING PRICE      REGISTRATION FEE
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Common Stock, $.01 par value....     914,339            $27.75(1)            25,372,907(1)            $7,485
===================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the closing price of the Common Stock reported on The Nasdaq Stock Market on April 24, 1998.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 28, 1998

                                 914,339 SHARES

                             F.Y.I. INCORPORATED(R)

                                  COMMON STOCK
                             ---------------------
     This Prospectus covers 914,339 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), which may be offered and sold by certain stockholders (the "Selling Stockholders") of F.Y.I. Incorporated (the "Company" or "F.Y.I.") from time to time, directly or through one or more broker-dealers, in one or more transactions. All of the Shares to be sold by any of the Selling Stockholders were issued in connection with (i) the acquisition by the Company of various businesses which were previously owned by selected Selling Stockholders; or (ii) the initial capitalization of the Company.

     The Selling Stockholders and any broker-dealer through whom any Shares are offered and sold may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such offers and sales. The Company will receive none of the proceeds from any such sales.

     Selling Stockholders or pledges, donees, distributees, transferees or other successors in interest, may sell the Shares being offered hereby from time to time in transactions (which may involve crosses and block transactions) on The Nasdaq Stock Market, at market prices prevailing at the time of the sale, at negotiated prices or otherwise. Selling Stockholders may sell some or all of such Shares in transactions involving broker-dealers, who may act solely as agents and/or may acquire Shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Stockholders (and, if any of them act as agent for the purchaser of any such Shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of The Nasdaq Stock Market, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree with Selling Stockholders to sell a specified number of Shares at a stipulated price per share and, to the extent any such broker-dealer is unable to do so, acting as an agent for a Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Stockholder. In addition or alternatively, Shares may be sold by Selling Stockholders and/or by or through other broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of The Nasdaq Stock Market. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to or through other broker-dealers, including transactions of the nature described in the preceding two sentences) on The Nasdaq Stock Market, at market prices prevailing at the time of sale, at negotiated prices or otherwise, and in connection with such resales may pay to or receive commissions from the purchaser of such Shares. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

     All expenses of registration of the Shares which may be offered hereby under the Securities Act will be paid by the Company (other than underwriting discounts and selling commissions, and fees and expenses of advisors to any of the Selling Stockholders). The Company may agree to indemnify any Selling Stockholder as an underwriter under the Securities Act against certain liabilities, including liabilities arising under the Securities Act. Any Selling Stockholder may indemnify any broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     As of April 20, 1998, the Company had 11,810,344 shares of Common Stock outstanding. The Common Stock is traded on The Nasdaq Stock Market. On April 24, 1998, the closing price of the Common Stock on The Nasdaq Stock Market was $27.75 per share, as published in The Wall Street Journal on April 27, 1998.

     The Company is a Delaware corporation and all references herein to the Company refer to the Company and its subsidiaries.

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 5 HEREOF.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS          , 1998

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS OR THEIR AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ STOCK MARKET IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement on file with the Commission may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission and through the Commission's Internet Web site.

     The Company's Common Stock is traded on The Nasdaq Stock Market. Proxy statements and other information concerning the Company can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington D.C. 20006.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents of the Company (Commission File No. 0-27444) filed with the Commission are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 11, 1998;

          (b) The Company's Current Report on Form 8-K filed with the Commission on March 20, 1998; and

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 22, 1995.

     In addition, all reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of effectiveness of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby shall be deemed to be incorporated or deemed to be incorporated by reference into this Prospectus.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to F.Y.I. Incorporated, 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, Attention:
Investor Relations. Telephone requests may be directed to Investor Relations at
(214) 953-7555.

                                  THE COMPANY

     F.Y.I. Incorporated ("F.Y.I." or the "Company") was founded in September 1994 to create a national, single source provider of document and information outsourcing solutions to document and information intensive industries, including: healthcare, law, banking, insurance, retailing, manufacturing and government. The Company's primary strategy is to acquire, integrate and operate companies in the highly fragmented document and information outsourcing solutions industry. In January 1996, F.Y.I. acquired, simultaneously with the closing of its initial public offering (the "IPO"), seven document management services businesses (the "Founding Companies"). Since the IPO, and through December 31, 1997, the Company acquired 29 additional companies (the "Subsequent Acquisitions"). Since December 31, 1997, the Company has acquired five additional companies, for a total of 41 acquisitions since the Company's inception. The Company intends to continue to aggressively pursue strategic acquisitions in existing and new markets, cross-sell its full range of services to its current customer base and expand the marketing of its services to new customers.

     An estimated four trillion documents are generated annually in the United States. A significant portion of the processing, management and storage of these documents is outsourced to small service companies. Further, the Company believes that the document and information outsourcing solutions market is growing due to several factors, including: (i) government regulations that require lengthy document retention periods and rapid accessibility for many types of records; (ii) increased customer expectations of low cost access to records on short notice and, in many instances, at disparate locations; (iii) the increasing litigiousness of society, necessitating access to relevant documents and records for extended periods; and (iv) continuing advancements in computer, networking, facsimile, printing and other technologies which have greatly facilitated the production and wide distribution of documents.

     The Company's target clients generate large volumes of documents and require specialized processing, distribution, storage and retrieval of these documents and the information they contain. The Company believes that these clients will continue to increase their outsourcing of document and information management in order to maintain their focus on core operating competencies and revenue generating activities; reduce fixed costs, including labor and equipment costs; and gain access to new technologies without incurring the expense and risk of near-term obsolescence of such technologies.

     The document and information outsourcing solutions business is highly fragmented. The Company believes that many small document management services businesses: (i) have insufficient capital for expansion; (ii) cannot keep abreast of rapidly changing technologies; (iii) lack effective marketing programs; and (iv) are unable to meet the needs of large, geographically dispersed clients. In addition, there are a limited number of options for owners of such businesses to obtain liquidity by selling their businesses. As a result, the Company believes that many owners of such businesses will continue to be receptive to its acquisition program.

     The Company is a Delaware corporation. Its executive offices are located at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, and its telephone number is (214) 953-7555.

                              RECENT DEVELOPMENTS

     Acquisition Activity. Since December 31, 1997, the Company has acquired the following document and information outsourcing solutions businesses (the "Recent Acquisitions"): (i) Act Medical Record Services, Inc., a medical release of information business in Wisconsin; (ii) Lifo Systems, Inc., a database creation and management business in Texas; (iii) Medicopy, Inc., a medical records release of information business in Mississippi; (iv) Associate Record Technician Services, Inc., a medical records temporary staffing agency in California; and
(v) DeBari Associates, Inc., a litigation support and systems integration company in New York City and St. Vincent, The Grenadines.

                                  RISK FACTORS

     An investment in the Company involves a significant degree of risk. Prospective investors should consider carefully the following factors in addition to other information included in this Prospectus before making an investment in the Common Stock.

LIMITED OPERATING HISTORY; RISKS OF INTEGRATION; ABILITY TO MANAGE GROWTH

     F.Y.I. was founded in September 1994 and conducted no operations prior to the consummation of the IPO. F.Y.I. acquired the Founding Companies simultaneously with the closing of the IPO and has acquired 34 additional companies since that time (together with the Founding Companies, the "Operating Companies"). Prior to their acquisition, the Operating Companies operated as separate independent entities. Currently, the Company has a decentralized financial reporting system and relies on the existing reporting systems of the Operating Companies. The success of the Company will depend, in part, on the Company's ability to integrate the operations of the Operating Companies, including centralizing certain functions to achieve cost savings and developing programs and processes that will promote cooperation and the sharing of opportunities and resources. There can be no assurance that the management group will effectively be able to oversee the combined entity and implement the Company's operating or growth strategies. The resulting growth of the acquisition strategy of the Company places significant demands on management and on the Company's internal systems and controls. There can be no assurance that the management group will effectively be able to direct the Company through periods of significant growth. In addition, no assurance can be given that the Company's current systems will be adequate for its future needs or that the Company will be successful in implementing new systems.

     A number of the Operating Companies offer different services, utilize different capabilities and technologies and target different geographic markets and client segments. While the Company believes that there are substantial opportunities in integrating these businesses, these differences increase the risk inherent in successfully completing such integration. Further, there can be no assurance that the Company's strategy to establish a single source provider for document management services will be successful, or that the Company's target client segments will accept the Company as a provider of such services. In addition, there can be no assurance that the operating results of the Company will match or exceed the combined individual operating results achieved by the Operating Companies prior to their acquisition.

ACQUISITION STRATEGY

     The Company's primary growth strategy is the acquisition of additional document and information outsourcing solutions businesses that will complement its existing businesses. There can be no assurance that the Company will be able to identify or reach mutually agreeable terms with acquisition candidates and their owners, or that the Company will be able to profitably manage additional businesses or successfully integrate such additional businesses into the Company without substantial costs, delays or other problems. Acquisitions may involve a number of special risks including: (i) adverse short-term effects on the Company's reported operating results; (ii) diversion of management's attention;
(iii) dependence on retention, hiring and training of key personnel; (iv) risks associated with unanticipated problems or legal liabilities; and (v) amortization of acquired intangible assets. Some or all of these risks could have a material adverse effect on the Company's operations and financial performance. In addition, to the extent that consolidation becomes more prevalent in the industry, the prices for attractive acquisition candidates may be bid up to higher levels. In any event, there can be no assurance that businesses acquired in the future will achieve sales and profitability that justify the investment therein. Unfavorable developments at an acquired company could have a material adverse impact on the reputation and business of the Company as a whole.

     The Company is regularly in discussions with additional acquisition candidates and may from time to time enter into letters of intent with respect to the acquisition of such businesses. No assurance can be given, however, that the Company will acquire any additional businesses.

NEED FOR ADDITIONAL FINANCING TO CONTINUE ACQUISITION STRATEGY

     The Company currently intends to finance future acquisitions by using cash and its Common Stock for all or a portion of the consideration to be paid. The Company's Registration Statement on Form S-4 (Registration No. 333-24015) (the "Acquisition Shelf") relates to the offering of 2,500,000 shares of Common Stock to be used as consideration for acquisitions by the Company, of which 1,394,529 shares remained available as of April 23, 1998. In the event that the Company's Common Stock does not maintain sufficient value, or potential acquisition candidates are unwilling to accept the Company's Common Stock as consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to continue its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain capital through additional debt or equity financings. Under the Company's amended and restated line of credit with Banque Paribas and Bank of America Texas, N.A., as co-agents and the lenders named therein, (the "1998 Credit Agreement"), the Company and its subsidiaries can borrow, on a revolving credit basis, loans in an aggregate outstanding principal amount of $50 million for acquisitions, working capital and general corporate purposes subject to certain restrictions in the 1998 Credit Agreement. As of April 23, 1998, the availability under the 1998 Credit Agreement was $21,700,000 million. There can be no assurance, however, that funds available under the 1998 Credit Agreement will be sufficient for the Company's needs.

EFFECT OF POTENTIAL FLUCTUATIONS IN OPERATING RESULTS ON PRICE OF COMMON STOCK; VOLATILITY OF STOCK PRICE

     Results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent quarter or a full fiscal year. Quarterly results may vary materially as a result of the timing and structure of acquisitions, the timing and magnitude of costs related to such acquisitions, the gain or loss of material client relationships and variations in the prices charged by the Company for the services it provides. In addition, since a significant portion of the Company's revenue is generated on a project-by-project basis, the timing or completion of material projects could result in fluctuations in the Company's results of operations for particular quarterly periods. Such fluctuations in operating results may adversely affect the market price of the Company's Common Stock. The market price for the Company's shares may also fluctuate in response to material announcements by the Company or significant clients or competitors of the Company, changes in the economic or other conditions impacting the Company's targeted client segments or changes in general economic conditions. Further, the securities markets have experienced significant price and volume fluctuations from time to time that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the market price of the Common Stock.

DEPENDENCE ON CERTAIN CLIENT SEGMENTS AND TECHNOLOGY

     The Company derives its revenue primarily from information and document intensive industries. Fundamental changes in the business practices of any of these client segments, whether due to regulatory, technological or other developments, could cause a material reduction in demand by such clients for the services offered by the Company. Any such reduction in demand would have a material adverse effect on the results of operations of the Company. The document and information outsourcing solutions industry is characterized by technological change, evolving customer needs and emerging technical standards. Although the Company believes that it will be able to continue to offer services based on the newest technologies, there can be no assurance that the Company will be able to obtain the rights to use any such technologies, that it will be able to effectively implement such technologies on a cost-effective or timely basis or that such technologies will not render obsolete the Company's role as a third party provider of document management services.

COMPETITION

     The document and information outsourcing solutions businesses in which the Company competes and expects to compete are highly competitive. A significant source of competition is the in-house document handling capability of the Company's targeted client base. There can be no assurance that these businesses will outsource more of their document and information needs or that such businesses will not bring in-house, services that they currently outsource. In addition, certain of the Company's competitors are larger businesses and have greater financial resources than the Company. Certain of these competitors operate in broader geographic areas than the Company, and others may choose to enter the Company's areas of operation in the future. In addition, the Company intends to enter new geographic areas through internal growth and acquisitions and expects to encounter significant competition from established competitors in each of such new areas. As a result of this highly competitive environment, the Company may lose customers or have difficulty in acquiring new customers and new companies, and its results of operations may be adversely affected.

RELIANCE ON KEY PERSONNEL

     The Company's operations are dependent on the continued efforts of its executive officers and on senior management of the Operating Companies. Furthermore, the Company will likely depend on the senior management of businesses acquired in the future. If any of these people is unable or unwilling to continue in his or her present role, or if the Company is unable to attract and retain other skilled employees, the Company's business could be adversely affected. The Company does not currently have key person life insurance covering any of its executive officers or other members of senior management.

POTENTIAL LIABILITY FOR BREACH OF CONFIDENTIALITY

     A substantial portion of the Company's business involves the handling of documents containing confidential and other sensitive information. Although the Company has established procedures intended to prevent any unauthorized disclosure of confidential information and, in some cases, has contractually limited its potential liability for unauthorized disclosure of such information, there can be no assurance that unauthorized disclosures will not result in material liability to the Company.

CASUALTY; RISK OF BUSINESS INTERRUPTIONS

     The Company believes that its future results of operations will be dependent in large part upon its ability to provide prompt and efficient services to its customers. Certain of the Company's operations are performed at a single location and are dependent on continuous computer, electrical and telephone service. As a result, any disruption of the Company's day-to-day operations could have a material adverse effect upon the Company. There can be no assurance that a fire, flood, earthquake, power loss, telephone service loss or other event affecting one or more of the Company's facilities would not disable these services. Any significant damage to any such facility or other failure that causes significant interruptions in the Company's operations may not be covered by insurance. Any uninsured or underinsured loss could have a material adverse effect on the Company's business, financial condition or results of operations.

PUBLIC SECTOR MARKET AND CONTRACTING RISKS

     A portion of the Company's present business involves public sector contracts, and the Company anticipates a growing portion of its business coming from local, state and federal government agencies. Public sector contracts are subject to detailed regulatory requirements and public policies, as well as to funding priorities. Contracts with public sector customers may be conditioned upon the continuing availability of public funds, which in turn depends upon lengthy and complex budgetary procedures, and may be subject to certain pricing constraints. Moreover, public sector contracts may generally be terminated for a variety of factors, including when it is in the best interests of the respective governmental entity. There can be no assurance that these factors or others unique to contracts with governmental entities will not have a material adverse effect on the Company's future business, financial condition and results of operations.

CONTROL BY MANAGEMENT

     As of April 20, 1998, the directors and executive officers of the Company beneficially owned approximately 17.3% of the outstanding shares of Common Stock and exercise substantial control over the Company's affairs. These stockholders acting together would likely be able to elect a sufficient number of directors to control the Board of Directors and to approve or disapprove any matter submitted to a vote of stockholders.

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     The market price of the Common Stock of the Company could be adversely affected by the sale of substantial amounts of Common Stock of the Company in the public market. In addition, many shares are subject to contractual restrictions on resale which generally expire two years from the date of issuance. However, certain contractual restrictions shall be removed upon the effectiveness of this Registration Statement.

     The Company has an aggressive acquisition program under which it recently completed, and expects to continue to pursue, acquisitions that are accounted for under the pooling-of-interests method of accounting. Under the pooling-of-interests method of accounting, the affiliates of the acquired companies, which are generally all of the stockholders of the companies acquired by the Company, must be free to sell or otherwise transfer shares of the Common Stock received in the acquisition, subject to their compliance with federal securities laws, as soon as the Company releases results of operations that reflect the combined operations of the Company and the acquired company for a minimum of 30 days. If a significant number of shares of Common Stock are issued in acquisitions that are consummated in close proximity to each other, such shares will become freely tradable at the same time. If a large number of shares are sold by stockholders in the market as soon as their shares became freely transferable, the price of the Common Stock could be adversely affected.

     The Company has reserved for issuance under the Company's 1995 Stock Option Plan (the "Plan") an aggregate of 650,000 shares of Common Stock, or 16% of the aggregate number of shares of the Common Stock outstanding, whichever is greater. The Company has registered the shares issuable upon exercise of options granted under the Plan, and such shares will be eligible for resale in the public market. As of March 31, 1998, the Company had options to purchase 1,668,351 shares of Common Stock outstanding under the Plan.

IMPACT OF THE YEAR 2000 ISSUE

     The "Year 2000 Issue" describes the use of two digits rather than four digits to define the applicable year in certain computer programs. With the coming millennium, any of the Company's computer programs that have two digit date-sensitive software may interpret a date of "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     Management is in the process of evaluating the effect of the Year 2000 Issue on the Company. Based on preliminary findings, the total cost of addressing the Year 2000 Issue is not expected to have a material adverse effect on the Company's business, financial condition or results of operations. However, management is in the process of completing its assessment of the potential impact of the Year 2000 Issue on the Company and the potential exposure of the Company to related problems of its customers and suppliers. There can be no assurance that such exposure or the costs of remediating any problems associated therewith will not materially adversely affect the Company's future business, financial condition or results of operations.

ENVIRONMENTAL MATTERS

     The Company is subject to regulations and ordinances that govern activities or operations that may have adverse environmental effects, such as discharges to air and water.

     The Company is not aware of any environmental conditions relating to present or past waste generation at or from these facilities that would be likely to have a material adverse effect on the business, financial condition or results of operations of the Company. However, there can be no assurance that environmental liabilities in the future will not have a material adverse effect on the business, financial condition or results of operations of the Company.

EFFECT OF CERTAIN CHARTER PROVISIONS

     The Board of Directors of the Company is empowered to issue preferred stock without stockholder action. The existence of this "blank-check" preferred could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise.

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements such as the Company's or management's intentions, hopes, beliefs, expectations, strategies, predictions or any other variation thereof or comparable phraseology of the Company's future activities or other future events or conditions within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, variations in quarterly results, volatility of the Company's stock price, development by competitors of new or superior products or services, or entry into the market of new competitors, the sufficiency of the Company's working capital and the ability of the Company to realize benefits from consolidating certain general and administrative functions, to assimilate and integrate acquisitions, to continue its aggressive acquisition program, to retain management, to implement its focused business strategy to expand its document management services geographically, to retain customers or attract customers from other businesses, to increase revenue by cross-selling services and to successfully defend itself in ongoing and future litigation. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

                              SELLING STOCKHOLDERS

     The following table sets forth information with respect to the Selling Stockholders including: (i) the number and approximate percentage of shares beneficially owned as of April 20, 1998; (ii) the number of Shares registered for sale; and (iii) the number and approximate percentage of shares to be owned after the completion of this Offering. The address of each person listed below is c/o F.Y.I. Incorporated, 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                              COMMON STOCK                           COMMON STOCK
                                              BENEFICIALLY                           BENEFICIALLY
                                               OWNED PRIOR                               OWNED
                                               TO OFFERING                          AFTER OFFERING
                                            -----------------   NUMBER OF SHARES   -----------------
                   NAME                     NUMBER    PERCENT       OFFERED        NUMBER    PERCENT
                   ----                     -------   -------   ----------------   -------   -------
Gregory R. Melanson(1) -- Director........  349,260     3.0%         34,000        315,260     2.7%
Amended and Restated Craig F. Moncher
  Revocable Trust.........................  320,000     2.7%         20,000        300,000     2.5%
Kyle C. Kerbawy TTEE for the Kyle C.
  Kerbawy TR as Amended & Restated DTD
  5/30/1984(2)............................  270,000     2.3%         20,000        250,000     2.1%
Jonathan B. Shaw -- Director..............  185,198     1.6%         20,000        165,198     1.4%
Richard Ross..............................  228,554     1.9%        111,991        116,563     1.0%
Charles J. Bauer, Jr. ....................  147,333     1.2%         72,333         75,000       *
John E. Drury.............................   83,128       *          25,000         58,128       *
Michael P. Wickman........................   78,242       *          28,242         50,000       *
Dorothy Green.............................   92,536       *          45,342         47,194       *
Daniel O. Barr............................   90,791       *          44,488         46,303       *
G. Michael Bellenghi -- Director..........   50,000       *          10,000         40,000       *
Michael J. Bradley(3) -- Director.........   55,000       *          15,000         40,000       *
Gary D. Embretson.........................   78,140       *          38,289         39,851       *
Jeffrey S. Majkrzak.......................   78,140       *          38,289         39,851       *
William D. Slattery.......................   78,140       *          38,289         39,851       *
John M. Witte.............................   76,370       *          37,421         38,949       *
Christopher Groff.........................   76,370       *          37,421         38,949       *
William Jones.............................   73,464       *          36,732         36,732       *
Gerald E. Pierson.........................   46,246       *          10,000         36,246       *
Neil Dean Patterson.......................   40,003       *           5,024         34,979       *
Eduardo A. Leal...........................   59,754       *          29,000         30,754       *
Myrna T. Leal.............................   59,753       *          29,000         30,753       *
Harry M. Green Trust B c/o Dorothy Green
  TTEE....................................   56,716       *          27,791         28,925       *
James Timothy Weeg & Jennifer M. Weeg as
  TTEE of the James Timothy Weeg &
  Jennifer M. Weeg 1992 Family Trust......   44,513       *          16,000         28,513       *
Arthur W. Homan & Rebecca Dudman Homan JT
  Ten.....................................   27,243       *          12,243         15,000       *
Wendell Ware & Gloria Ware JTWROS.........   16,325       *           7,999          8,326       *
Peter Nguyen(4)...........................   14,800       *           7,252          7,548       *
Christopher R. Yowell(5)..................   32,092       *          25,092          7,000       *
Stanton Williams(6).......................    9,867       *           4,835          5,032       *
Fernando Carvajal(7)......................    3,825       *             382          3,443       *
Fernando Leal(8)..........................    3,825       *             800          3,025       *
Steve R. Bostedt(9).......................    3,885       *           1,500          2,385       *
Linda M. Wetli(10)........................      968       *             400            568       *
David L. & Lori E. Delgado TTEES FBO The
  David L. & Lori E. Delgado 1994
  Revocable LV TR Agreement...............   64,184       *          64,184              0       *

---------------

 *   Represents less than 1%.

 (1) Does not include 15,000 shares which may be acquired upon the exercise of options not exercisable within 60 days. Mr. Melanson is also a Senior Vice President of the Company.

 (2) Mr. Kerbawy is also a Director of the Company.

 (3) Does not include 5,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (4) Does not include 3,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (5) Does not include 3,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (6) Does not include 3,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (7) Does not include 3,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

(8) Does not include 5,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

(9) Does not include 3,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

(10) Does not include 1,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

     The Company has agreed to use its best efforts to keep this Registration Statement effective generally for a period of six months.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock registered hereunder and owned by the Selling Stockholders may be offered and sold by means of this Prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) a purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits a purchase; and (d) face-to-face transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated.

     The Selling Stockholders and any brokers or dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of 2(11) of the Securities Act, and any commissions received by them or any profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company may agree to indemnify the Selling Stockholders and may agree to indemnify any such broker or dealer who may be deemed to be an underwriter against certain liabilities, including liabilities under the Securities Act as an underwriter or otherwise.

     The Company has advised the Selling Stockholders that, during such time as they may be engaged in a distribution of the shares of Common Stock included herein, they must comply with the applicable provisions of Regulation M under the Exchange Act, as amended ("Regulation M"), and, in connection therewith, the Selling Stockholders may not engage in any stabilization activity in connection with any securities of the Company, that they must furnish copies of this Prospectus to each broker-dealer through which the shares of Common Stock included herein may be offered, and that they may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company except as permitted under Regulation M. The Selling Stockholders have also agreed to inform the Company and broker-dealers through whom sales may be made hereunder when the distribution of the shares is completed.

     Rules 102 and 103 under Regulation M prohibit participants in a distribution from bidding for or purchasing for any account in which the participant has a beneficial interest any of the of the securities that are the subject of the distribution.

     Rule 104 under Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered by this Prospectus has been passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements for the year ended December 31, 1997 incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

======================================================

     NO DEALER, REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Information
  by Reference........................     2
The Company...........................     3
Recent Developments...................     4
Risk Factors..........................     5
Use of Proceeds.......................     9
Selling Stockholders..................    10
Plan of Distribution..................    11
Legal Matters.........................    12
Experts...............................    12

======================================================

======================================================
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the distribution of the Common Stock covered by this Registration Statement, all which will be paid by the Company, are as follows:

SEC Registration Fee........................................  $ 7,485
Printing and Engraving Costs................................    5,000
Legal Fees and Expenses.....................................    5,000
Accounting Fees and Expenses................................    5,000
Miscellaneous...............................................   20,000
                                                              -------
          Total.............................................  $42,485
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated By-Laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not apposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Six of the Company's Amended and Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

     In accordance with Delaware law, the Company has entered into indemnification agreements with its directors pursuant to which it has agreed to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they shall not have been entitled to indemnification.

     The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 16. EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I., Incorporated, Deliverex,
                            Incorporated, ASK Record Management, Inc., Deliverex
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.1 to Amendment
                            No. 1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          2.2            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, C. & T.
                            Management Services, Inc., Qualidata, Inc., DPAS
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.2 to Amendment
                            No. 1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          2.3            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Melanson &
                            Associates, Inc., Bay Area Micrographics, Researchers
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.3 to Amendment
                            No. 1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          2.4            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Paragon
                            Management Group, Inc., Recordex Acquisition Corp.,
                            Recordex Services, Inc., and the Stockholders named
                            therein (Incorporated by reference to Exhibit 2.4 to
                            Amendment No. 1 to the Company's Registration Statement
                            on Form S-1 (Registration No. 33-98608) effective January
                            12, 1996)
          2.5            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Permanent
                            Records Inc., Permanent Records Acquisition Corp., and
                            the Stockholders named therein (Incorporated by reference
                            to Exhibit 2.5 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.6            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Leonard
                            Archives Inc., Leonard Acquisition Corp. and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.6 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.7            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among Imagent Corporation, Imagent
                            Acquisition Corp. and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.7 to Amendment
                            No. 1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          2.8            -- Agreement and Plan of Reorganization dated as of October
                            25, 1995, by and among Mobile Information Services
                            Corporation, Inc., Imagent Acquisition Corp. and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.8 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.9            -- First Amendment to Agreement and Plan of Reorganization,
                            dated as of October 25, 1995, by and among F.Y.I.
                            Incorporated, Leonard Archives Inc., Leonard Acquisition
                            Corp. and the Stockholders named therein (Incorporated by
                            reference to Exhibit 2.9 to Amendment No. 1 to the
                            Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.10           -- First Amendment to Agreement and Plan of Reorganization,
                            dated as of November 14, 1995, by and among F.Y.I.
                            Incorporated, C. & T. Management Services, Inc.,
                            Qualidata, Inc., DPAS Acquisition Corp., and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.10 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.11           -- Agreement and Plan of Reorganization, dated as of May 31,
                            1996, by and among F.Y.I. Incorporated, B&B
                            (Baltimore-Washington) Acquisition Corp., B&B Information
                            and Image Management, Inc. and Charles J. Bauer, Jr.
                            (Incorporated by reference to Exhibit 10.17 to
                            Post-Effective Amendment No. 2 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            333-1084) effective July 11, 1996)
          2.12           -- Agreement and Plan of Reorganization, dated as of May 31,
                            1996, by and among F.Y.I. Incorporated, Premier
                            Acquisition Corp., Premier Document Management, Inc., PDM
                            Services, Inc., Brian E. Whiteside, Christopher S. Moore,
                            Lynnette C. Pomerville and Gary T. Sievert (Incorporated
                            by reference to Exhibit 10.18 to Post-Effective Amendment
                            No. 2 to the Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective July 11, 1996)
          2.13           -- Asset Purchase Agreement, dated as of June 28, 1996, by and among F.Y.I. Incorporated, Robert A. Cook Acquisition
                            Corp., Robert A. Cook and Staff, Inc. and RAC Services,
                            Inc., Robert A. Cook and Robert A. Cook and Anna M. Cook,
                            as Co-Trustees of the Cook 1993 Living Trust
                            (Incorporated by reference to Exhibit 10.19 to
                            Post-Effective Amendment No. 2 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            333-1084) effective July 11, 1996)
          2.14           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, California
                            Medical Record Service Acquisition Corp., C.M.R.S.
                            Incorporated and Alan Simon (Incorporated by reference to
                            Exhibit 2.14 to Post-Effective Amendment No. 3 to the
                            Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.15           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, Texas Medical
                            Record Service Acquisition Corp., Texas Medical Record
                            Service, Inc., California Medical Record Service
                            Acquisition Corp. and Karen Jill Simon (Incorporated by
                            reference to Exhibit 2.15 to Post-Effective Amendment No.
                            3 to the Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.16           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, Minnesota
                            Medical Record Service Acquisition Corp., Minnesota
                            Medical Record Service, Inc. and Alan Simon (Incorporated
                            by reference to Exhibit 2.16 to Post-Effective Amendment
                            No. 3 to the Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.17           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, ZIA
                            Acquisition Corp., ZIA Information Analysis Group and the
                            shareholders named therein (Incorporated by reference to
                            Exhibit 2.17 to Post-Effective Amendment No. 3 to the
                            Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.18           -- Agreement and Plan of Reorganization, dated as of March
                            27, 1997, by and among F.Y.I. Incorporated, MAVRICC
                            Acquisition Corp., MAVRICC Management Systems, Inc.,
                            F.Y.I. Incorporated, Craig F. Moncher and Kyle C. Kerbawy
                            (Incorporated by reference to Exhibit 2.18 to the
                            Company's Current Report on Form 8-K filed on April 9,
                            1997)
          2.19           -- Agreement and Plan of Reorganization, dated as of March
                            27, 1997, by and among F.Y.I. Incorporated, MMS Escrow
                            Acquisition Corp., MMS Escrow and Transfer Agency, Inc.,
                            Craig F. Moncher and Kyle C. Kerbawy (Incorporated by
                            reference to Exhibit 2.19 to the Company's Current Report
                            Form 8-K filed on April 9, 1997)
          3.1            -- Amended and Restated Certificate of Incorporation of
                            F.Y.I. Incorporated (Incorporated by reference to Exhibit
                            3.1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          3.2            -- Amended and Restated By-Laws of F.Y.I. Incorporated
                            (Incorporated by reference to Exhibit 3.2 to the
                            Company's Form 10-Q filed on August 8, 1997)
          4              -- Form of certificate evidencing ownership of Common Stock of F.Y.I. Incorporated (Incorporated by reference to
                            Exhibit 4.2 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          5              -- Opinion of Morgan, Lewis & Bockius LLP
         10.1            -- F.Y.I. Incorporated 1995 Stock Option Plan, as amended.
         21              -- List of subsidiaries of F.Y.I. Incorporated (Incorporated by reference to Exhibit 21 to the Company's Annual Report
                            on Form 10-K filed on March 11, 1998)
         23.1            -- Consent of Arthur Andersen LLP
         23.2            -- Consent of Morgan, Lewis & Bockius LLP (Contained in
                            Exhibit 5)
         24              -- Power of Attorney (included with the signature page
                            hereof)

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein and the offering of such securities at the time may be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

          (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or caused to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed by the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 28, 1998.

Date: April 28, 1998
                                            F.Y.I. INCORPORATED

                                            By:    /s/ ED H. BOWMAN, JR.
                                              ----------------------------------
                                                      Ed H. Bowman, Jr.
                                                President and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Ed H. Bowman, Jr. and Margot T. Lebenberg, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date or dates indicated.

                      SIGNATURE                           CAPACITY IN WHICH SIGNED            DATE
                      ---------                           ------------------------            ----

                /s/ ED H. BOWMAN, JR.                  Director, President and Chief     April 28, 1998
-----------------------------------------------------    Executive Officer (Principal
                  Ed H. Bowman, Jr.                      Executive Officer)

                /s/ DAVID LOWENSTEIN                   Director, Executive Vice          April 28, 1998
-----------------------------------------------------    President and Treasurer
                  David Lowenstein                       (Principal Financial
                                                         Officer)

                /s/ TIMOTHY J. BARKER                  Senior Vice President and         April 28, 1998
-----------------------------------------------------    Chief Financial Officer
                  Timothy J. Barker                      (Principal Accounting
                                                         Officer)

                /s/ THOMAS C. WALKER                   Director                          April 28, 1998
-----------------------------------------------------
                  Thomas C. Walker

            /s/ DONALD F. MOOREHEAD, JR.               Director                          April 28, 1998
-----------------------------------------------------
              Donald F. Moorehead, Jr.

               /s/ GREGORY R. MELANSON                 Director and Senior Vice          April 28, 1998
-----------------------------------------------------    President
                 Gregory R. Melanson

              /s/ G. MICHAEL BELLENGHI                 Director                          April 28, 1998
-----------------------------------------------------
                G. Michael Bellenghi

              /s/ JERRY F. LEONARD, JR.                Director                          April 28, 1998
-----------------------------------------------------
                Jerry F. Leonard, Jr.

                      SIGNATURE                           CAPACITY IN WHICH SIGNED            DATE
                      ---------                           ------------------------            ----

                /s/ JONATHAN B. SHAW                   Director                          April 28, 1998
-----------------------------------------------------
                  Jonathan B. Shaw

               /s/ MICHAEL J. BRADLEY                  Director                          April 28, 1998
-----------------------------------------------------
                 Michael J. Bradley

              /s/ HON. EDWARD M. ROWELL                Director                          April 28, 1998
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                Hon. Edward M. Rowell

                 /s/ KYLE C. KERBAWY                   Director                          April 28, 1998
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                   Kyle C. Kerbawy

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I., Incorporated, Deliverex,
                            Incorporated, ASK Record Management, Inc., Deliverex
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.1 to Amendment
                            No. 1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          2.2            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, C. & T.
                            Management Services, Inc., Qualidata, Inc., DPAS
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.2 to Amendment
                            No. 1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          2.3            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Melanson &
                            Associates, Inc., Bay Area Micrographics, Researchers
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.3 to Amendment
                            No. 1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          2.4            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Paragon
                            Management Group, Inc., Recordex Acquisition Corp.,
                            Recordex Services, Inc., and the Stockholders named
                            therein (Incorporated by reference to Exhibit 2.4 to
                            Amendment No. 1 to the Company's Registration Statement
                            on Form S-1 (Registration No. 33-98608) effective January
                            12, 1996)
          2.5            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Permanent
                            Records Inc., Permanent Records Acquisition Corp., and
                            the Stockholders named therein (Incorporated by reference
                            to Exhibit 2.5 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.6            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Leonard
                            Archives Inc., Leonard Acquisition Corp. and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.6 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.7            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among Imagent Corporation, Imagent
                            Acquisition Corp. and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.7 to Amendment
                            No. 1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          2.8            -- Agreement and Plan of Reorganization dated as of October
                            25, 1995, by and among Mobile Information Services
                            Corporation, Inc., Imagent Acquisition Corp. and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.8 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.9            -- First Amendment to Agreement and Plan of Reorganization,
                            dated as of October 25, 1995, by and among F.Y.I.
                            Incorporated, Leonard Archives Inc., Leonard Acquisition
                            Corp. and the Stockholders named therein (Incorporated by
                            reference to Exhibit 2.9 to Amendment No. 1 to the
                            Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.10           -- First Amendment to Agreement and Plan of Reorganization,
                            dated as of November 14, 1995, by and among F.Y.I.
                            Incorporated, C. & T. Management Services, Inc.,
                            Qualidata, Inc., DPAS Acquisition Corp., and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.10 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.11           -- Agreement and Plan of Reorganization, dated as of May 31,
                            1996, by and among F.Y.I. Incorporated, B&B
                            (Baltimore-Washington) Acquisition Corp., B&B Information
                            and Image Management, Inc. and Charles J. Bauer, Jr.
                            (Incorporated by reference to Exhibit 10.17 to
                            Post-Effective Amendment No. 2 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            333-1084) effective July 11, 1996)
          2.12           -- Agreement and Plan of Reorganization, dated as of May 31,
                            1996, by and among F.Y.I. Incorporated, Premier
                            Acquisition Corp., Premier Document Management, Inc., PDM
                            Services, Inc., Brian E. Whiteside, Christopher S. Moore,
                            Lynnette C. Pomerville and Gary T. Sievert (Incorporated
                            by reference to Exhibit 10.18 to Post-Effective Amendment
                            No. 2 to the Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective July 11, 1996)
          2.13           -- Asset Purchase Agreement, dated as of June 28, 1996, by and among F.Y.I. Incorporated, Robert A. Cook Acquisition
                            Corp., Robert A. Cook and Staff, Inc. and RAC Services,
                            Inc., Robert A. Cook and Robert A. Cook and Anna M. Cook,
                            as Co-Trustees of the Cook 1993 Living Trust
                            (Incorporated by reference to Exhibit 10.19 to
                            Post-Effective Amendment No. 2 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            333-1084) effective July 11, 1996)
          2.14           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, California
                            Medical Record Service Acquisition Corp., C.M.R.S.
                            Incorporated and Alan Simon (Incorporated by reference to
                            Exhibit 2.14 to Post-Effective Amendment No. 3 to the
                            Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.15           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, Texas Medical
                            Record Service Acquisition Corp., Texas Medical Record
                            Service, Inc., California Medical Record Service
                            Acquisition Corp. and Karen Jill Simon (Incorporated by
                            reference to Exhibit 2.15 to Post-Effective Amendment No.
                            3 to the Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.16           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, Minnesota
                            Medical Record Service Acquisition Corp., Minnesota
                            Medical Record Service, Inc. and Alan Simon (Incorporated
                            by reference to Exhibit 2.16 to Post-Effective Amendment
                            No. 3 to the Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.17           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, ZIA
                            Acquisition Corp., ZIA Information Analysis Group and the
                            shareholders named therein (Incorporated by reference to
                            Exhibit 2.17 to Post-Effective Amendment No. 3 to the
                            Company's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.18           -- Agreement and Plan of Reorganization, dated as of March
                            27, 1997, by and among F.Y.I. Incorporated, MAVRICC
                            Acquisition Corp., MAVRICC Management Systems, Inc.,
                            F.Y.I. Incorporated, Craig F. Moncher and Kyle C. Kerbawy
                            (Incorporated by reference to Exhibit 2.18 to the
                            Company's Current Report on Form 8-K filed on April 9,
                            1997)
          2.19           -- Agreement and Plan of Reorganization, dated as of March
                            27, 1997, by and among F.Y.I. Incorporated, MMS Escrow
                            Acquisition Corp., MMS Escrow and Transfer Agency, Inc.,
                            Craig F. Moncher and Kyle C. Kerbawy (Incorporated by
                            reference to Exhibit 2.19 to the Company's Current Report
                            Form 8-K filed on April 9, 1997)
          3.1            -- Amended and Restated Certificate of Incorporation of
                            F.Y.I. Incorporated (Incorporated by reference to Exhibit
                            3.1 to the Company's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)
          3.2            -- Amended and Restated By-Laws of F.Y.I. Incorporated
                            (Incorporated by reference to Exhibit 3.2 to the
                            Company's Form 10-Q filed on August 8, 1997)
          4              -- Form of certificate evidencing ownership of Common Stock of F.Y.I. Incorporated (Incorporated by reference to
                            Exhibit 4.2 to Amendment No. 1 to the Company's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          5              -- Opinion of Morgan, Lewis & Bockius LLP
         10.1            -- F.Y.I. Incorporated 1995 Stock Option Plan, as amended.
         21              -- List of subsidiaries of F.Y.I. Incorporated (Incorporated by reference to Exhibit 21 to the Company's Annual Report
                            on Form 10-K filed on March 11, 1998)
         23.1            -- Consent of Arthur Andersen LLP
         23.2            -- Consent of Morgan, Lewis & Bockius LLP (Contained in
                            Exhibit 5)
         24              -- Power of Attorney (included with the signature page
                            hereof)